                                                                     EXHIBIT 5.1



                       STRADLING, YOCCA, CARLSON & RAUTH
                         A PROFESSIONAL CORPORATION             SAN FRANCISCO
                              ATTORNEYS AT LAW                     OFFICE
                    660 NEWPORT CENTER DRIVE, SUITE 1600        44 MONTGOMERY
                    NEWPORT BEACH, CALIFORNIA 92660-6441           STREET,
                          TELEPHONE (714) 725-4000               SUITE 2950
                          FACSIMILE (714) 725-4100             SAN FRANCISCO,
                                                              CALIFORNIA 94104
                                                                  TELEPHONE
                                                               (415) 765-9180
                                                                  FACSIMILE
                                                               (415) 765-9187




                                 July 17, 1997

Ceradyne, Inc.
3169 Redhill Avenue
Costa Mesa, California  92626

     Re:  Registration Statement on Form S-8
          1994 Stock Incentive Plan
          ----------------------------------

Gentlemen:

     We have acted as counsel for Ceradyne, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an additional 200,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), which may be issued and sold by the Company upon the exercise of options granted and to be granted under the Ceradyne, Inc. 1994 Stock Incentive Plan, as amended (the "Plan").

     We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement.

                              Very truly yours,

                              STRADLING, YOCCA, CARLSON & RAUTH


                                  EXHIBIT 5.1